UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2026

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Commvault Way
Tinton Falls, New Jersey 07724
(Address of principal executive offices) (Zip Code)

(732) 870-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVLT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On September 22, 2026, Mr. David Morton, Jr. was appointed to the board of directors (the “Board”) of Commvault Systems, Inc. (the “Company” or “Commvault”), to hold office until the Company’s 2027 Annual Meeting of Stockholders. Mr. Morton was also appointed as a member and designated as Chairperson of the Operating Committee.

Mr. Morton’s experience as a public company CFO of SaaS and cybersecurity businesses provides significant value to our Board. He has served as Executive Vice President and CFO (together, “EVP and CFO”) of Intapp, Inc., a publicly traded SaaS company, since 2023. Previously, he held the same title at DigiCert, Inc., a digital security company, from 2021 to 2023, and at Anaplan, Inc., a SaaS company, from 2018 to 2021. Before Anaplan, Mr. Morton spent over two decades at Seagate Technology plc, where he held progressively more senior finance and operational leadership roles, ultimately serving as EVP and CFO from 2015 to 2018.

Mr. Morton is eligible to receive an annual director retainer consisting of cash and restricted stock units, each in accordance with Commvault’s non-employee director compensation policy, prorated to reflect his partial year term as a director. Commvault’s non-employee director compensation policy is described under the heading “Director Compensation” on page 22 of Commvault’s definitive proxy statement on Schedule 14A for its 2026 Annual Meeting of Stockholders, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 24, 2026, and which is incorporated by reference herein. Mr. Morton has entered into a director indemnification agreement with Commvault, the form of which is filed as Exhibit 10.3 to Commvault’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and which is incorporated by reference herein.

In connection with this appointment, the Board determined that Mr. Morton is independent within the meaning of the listing standards of Nasdaq. There is no arrangement or understanding between Mr. Morton and any person pursuant to which he was selected as a director of Commvault. There are no transactions in which Mr. Morton has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the appointment of Mr. Morton on September 24, 2026. A copy of the press release is furnished as Exhibit 99.1 hereto.

This information is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into filings under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description
99.1	Press Release dated September 24, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Date:	September 24, 2026	/s/ Danielle Sheer
Name: Danielle Sheer Title: Chief Trust Officer

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